Exhibit 99.1

BRIGHTVIEW TO PARTICIPATE IN THE 40th ANNUAL
WILLIAM BLAIR GROWTH STOCK CONFERENCE

BLUE BELL, Pa., May 27, 2020 -- BrightView Holdings, Inc. (NYSE: BV) (“the Company” or “BrightView”), the leading commercial landscaping services company in the United States, today announced that it will participate in a virtual fireside chat at the 40th Annual William Blair Growth Stock Conference. The fireside chat with BrightView’s President and CEO, Andrew Masterman, is scheduled for 9:40 a.m. EDT, Wednesday, June 10, 2020. A live audio webcast of the fireside chat will be available here and on the Company’s investor website. A replay of the webcast will be available for approximately 30 days.

About BrightView

BrightView is the largest provider of commercial landscaping services in the United States. Through its team of approximately 21,500 employees, BrightView provides services ranging from landscape maintenance and enhancements to tree care and landscape development for thousands of customers’ properties, including corporate and commercial properties, HOAs, public parks, hotels and resorts, hospitals and other healthcare facilities, educational institutions, restaurants and retail, and golf courses, among others. BrightView is the Official Field Consultant to Major League Baseball.

INVESTOR RELATIONS CONTACT:	MEDIA CONTACT:
John E. Shave, VP of Investor Relations	Fred Jacobs, VP of Communications & Public Affairs
484.567.7148	484.567.7244
John.Shave@BrightView.com	Fred.Jacobs@BrightView.com